                                                                    EXHIBIT 32.1

                                  CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ING Insurance Company of America (the "Company") hereby certifies that, to the officer's knowledge, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


August 12, 2004                By /s/ David A. Wheat
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     (Date)                       David A. Wheat
                                  Director, Senior Vice President, and
                                   Chief Financial Officer